UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): March 7, 2005


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                    95-4181026
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)



              3151 EAST WASHINGTON BOULEVARD
                  LOS ANGELES, CALIFORNIA                          90023
          (Address of Principal Executive Offices)              (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective as of March 7, 2005, through our wholly-owned subsidiary Private Brands, Inc. we entered into an Amendment #2 to the Exclusive Distribution Agreement dated April 1, 2003 between us and Macy's Merchandising Group, LLC (as successor to Federated Merchandising Group). Pursuant to the exclusive distribution agreement, as amended, we supply Macy's Merchandising Group with American Rag CIE, a casual sportswear collection for juniors and young men. Private Brands, Inc. designs and manufactures a full collection of American Rag CIE apparel, which is then sold exclusively in Federated department stores across the country. By the terms of the Amendment #2, Macy's Merchandising Group has committed to an annual minimum purchase commitment over an extended period of seven years. The original agreement included a minimum purchase commitment of only two years.

         In connection with the Amendment #2, Private Brands, Inc. also entered into a Trademark Sublicense Agreement with Macy's Merchandising Group pursuant to which we granted Macy's Merchandising Group an exclusive license to manufacture and sell men's apparel other than denim under the American Rag CIE brand. The trademark sublicense agreement provides for an initial term expiring on December 31, 2009, with two additional five-year renewal terms upon mutual consent of the parties.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TARRANT APPAREL GROUP

Date:  March 9, 2005               By:           /S/ CORAZON REYES
                                        --------------------------------------
                                        Corazon Reyes, Chief Financial Officer


                                       3